Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Reports Third Quarter 2017 Financial Results and Provides

Corporate Update

Conference call and webcast today at 4:30 p.m. EST

SAN DIEGO, November 8, 2017 — Otonomy, Inc. (NASDAQ: OTIC), a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear, today reported financial results for the quarter ended September 30, 2017 and provided an update on its corporate activities and product pipeline. Otonomy also issued a separate release today announcing positive results from the AVERTS-2 Phase 3 trial of OTIVIDEX™ in patients with Ménière’s disease.

Third Quarter 2017 and Subsequent Highlights

•	Announced Results for the AVERTS Phase 3 Trials for OTIVIDEX in Patients with Ménière’s Disease: Otonomy announced today that the AVERTS-2 trial, conducted in Europe, achieved its primary endpoint (p value = 0.029) and that OTIVIDEX demonstrated clinically significant treatment benefit for patients with Ménière’s disease. In August, the company announced negative results from the AVERTS-1 trial conducted in the United States. The company plans to review these results with the U.S. Food and Drug Administration (FDA) and discuss clinical requirements for registration of OTIVIDEX in patients with Ménière’s disease during the first quarter of 2018.

•	Initiated Actions to Preserve Capital, Extend Cash Runway, and Build Shareholder Value: Following receipt of the AVERTS-1 trial results, Otonomy announced that it had suspended OTIVIDEX development including terminating ongoing clinical trials. In September, Otonomy announced additional actions intended to preserve capital, extend the cash runway. These actions included reduction of the company’s non-commercial workforce by one-third, deferral of clinical trial initiation, and review and prioritization of the company’s pipeline. The company expects to outline development plans for its multiple clinical and preclinical assets in the first quarter of 2018.

•	Continued to Advance Multiple Programs for Sensorineural Hearing Loss: Preclinical development continues on multiple programs for the prevention and/or treatment of sensorineural hearing loss including age-related hearing loss. These programs involve the anatomical and functional restoration of ribbon synapses, protection of hair cells from chemotoxicity, and regeneration of hair cells. The company believes that the multiple hearing loss conditions targeted by these programs comprise the largest patient populations and market opportunities in the otology field. The company will provide a more detailed outline of these programs and development timelines in a future investor update.

•	OTIPRIO® (ciprofloxacin otic suspension) Commercial and Development Update: As previously disclosed, the company completed its commercial reorganization in the second quarter of 2017 with the new sales team in place at the beginning of the third quarter. End user demand for OTIPRIO in the third quarter totaled 1,145 vials which represents a 9% decline from the prior quarter. Based on estimates for the annual tympanostomy tube placement (TTP) market, the third quarter represents the slowest quarter of the year with the number of TTP surgeries totaling 34% lower than the second quarter. The Supplemental New Drug Application (sNDA) for OTIPRIO in acute otitis externa (AOE) is currently under review by the FDA with a Prescription Drug User Fee Act (PDUFA) action date of March 2, 2018. A leading market research firm has recently completed an assessment of OTIPRIO’s commercial opportunity in AOE that supports the product’s attractiveness in this indication. Otonomy is currently evaluating potential partnering opportunities and strategic alternatives for OTIPRIO.

“Today’s announcement of successful results for OTIVIDEX in the AVERTS-2 trial is an important milestone for the company and renews our excitement and commitment to continuing the registration program for OTIVIDEX in Ménière’s disease,” said David A. Weber, Ph.D., president and CEO of Otonomy. “We believe that the continuation of OTIVIDEX development for Ménière’s disease and the advancement of our other programs targeting important unmet medical needs including hearing loss and tinnitus provide an attractive path forward for Otonomy. We intend to use our strong balance sheet, supported by our recent cost reduction actions, to achieve value creation milestones in the development of our pipeline.”

Anticipated Upcoming Milestones

•	Meet with the FDA during the first quarter of 2018 to review the AVERTS Phase 3 clinical trial data and discuss clinical requirements for OTIVIDEX registration in patients with Ménière’s disease.

•	Complete the pipeline review and prioritization, and present a development plan for multiple clinical and preclinical programs in the first quarter of 2018.

Third Quarter Financial Highlights

•	Cash Position: Cash, cash equivalents, and short-term investments totaled $134.3 million as of September 30, 2017, compared to $196.4 million as of December 31, 2016.

•	Revenue: Net sales of OTIPRIO totaled $0.3 million for the third quarter of 2017 and the third quarter of 2016.

•	Operating Expenses: GAAP operating expenses were $21.3 million for the third quarter of 2017, compared to $27.8 million for the third quarter of 2016. Non-GAAP operating expenses, which exclude stock-based compensation and rent abatement expense, were $17.4 million for the third quarter of 2017, compared to $24.5 million for the third quarter of 2016.

•	Research and Development Expenses: GAAP research and development (R&D) expenses for the third quarter of 2017 were $10.8 million, compared to $15.9 million for the third quarter of 2016. The decrease was primarily a result of decreased clinical trial activities for OTIPRIO versus the prior year period.

•	Selling, General and Administrative Expenses: GAAP selling, general and administrative (SG&A) expenses in the third quarter of 2017 were $10.5 million, compared to $11.9 million for the third quarter of 2016. The decrease was primarily related to reduced commercial personnel costs.

•	Financial Guidance: Otonomy reaffirms its expectations that GAAP operating expenses for 2017 will be in the range of $95-$100 million, and that non-GAAP operating expenses for 2017 will be in the range of $73-$78 million for 2017. The company expects its cash balance (defined as cash, cash equivalents, and short-term investments) to total $120-$125 million at the end of 2017. The company is not providing any financial guidance for 2018 at this time.

Webcast and Conference Call

Otonomy management will host a webcast and conference call regarding the AVERTS-2 clinical trial results and other updates in this announcement at 4:30 p.m. EST/1:30 p.m. PST today. The live call may be accessed by dialing (877) 305-6769 for domestic callers and (678) 562-4239 for international callers with conference ID code number: 4495749. A live webcast of the call will be available online in the investor relations section of Otonomy’s website at www.otonomy.com and will be archived there for 30 days.

Non-GAAP Operating Expenses

In this press release, Otonomy’s operating expenses are provided in accordance with generally accepted accounting principles (GAAP) in the United States and also on a non-GAAP basis. Non-GAAP operating expenses exclude stock-based compensation and rent abatement expense. Non-GAAP operating expenses are provided as a complement to operating expenses provided in accordance with GAAP because management believes non-GAAP operating expenses help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding the company’s financial position. Management also uses non-GAAP operating expenses to establish budgets and operational goals that are communicated internally and externally and to manage the company’s business and to evaluate its performance. The attached financial information includes a reconciliation of the GAAP operating expenses to non-GAAP operating expenses and a reconciliation of GAAP operating expense guidance to non-GAAP operating expense guidance.

About Otonomy

Otonomy is a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear. OTIPRIO® (ciprofloxacin otic suspension) is approved in the United States for use during tympanostomy tube placement surgery in pediatric patients, an sNDA has been accepted for filing by the FDA for acute otitis externa (AOE) and a successful End-of-Phase 2 review has been completed with the FDA for acute otitis media with tympanostomy tubes (AOMT). OTIVIDEXTM is a steroid in development for the treatment of Ménière’s disease. OTO-311 is an NMDA receptor antagonist for the treatment of tinnitus that has completed a Phase 1 clinical safety trial. Multiple programs targeting sensorineural hearing loss including age-related hearing loss are in preclinical development. These programs involve the anatomical and functional restoration of ribbon synapses, protection of hair cells from chemotoxicity, and regeneration of hair cells. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, plans to meet with the FDA regarding the clinical development requirements for OTIVIDEX and the timing of any such meeting, timing of future pipeline updates from Otonomy, statements by Otonomy’s president and CEO, and Otonomy’s financial guidance for 2017. Otonomy’s expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy’s limited operating history and its expectation that it will incur significant losses for the foreseeable future; Otonomy’s ability to obtain additional financing; Otonomy’s dependence on the commercial success of OTIPRIO and the regulatory success and advancement of additional product candidates, such as OTIVIDEX and OTO-311, and label expansion indications for OTIPRIO; the uncertainties inherent in the clinical drug development process, including, without limitation, Otonomy’s ability to adequately demonstrate the safety and efficacy of its product candidates, the nonclinical and clinical results for its product candidates, which may not support further development, and challenges related to patient enrollment in clinical trials; Otonomy’s ability to obtain regulatory approval for its product candidates; side effects or adverse events associated with Otonomy’s product candidates; competition in the biopharmaceutical industry; Otonomy’s dependence on third parties to conduct nonclinical studies and clinical trials; the timing and outcome of hospital pharmacy and therapeutics reviews and other facility reviews; the impact of coverage and reimbursement decisions by third-party payors on the pricing and market acceptance of OTIPRIO; Otonomy’s dependence on third parties for the manufacture of OTIPRIO and product candidates; Otonomy’s dependence on a small number of suppliers for raw materials; Otonomy’s ability to protect its intellectual property related to OTIPRIO and its product candidates in the United States and throughout the world; expectations regarding potential market size, opportunity and growth; Otonomy’s ability to manage operating expenses; implementation of Otonomy’s business model and strategic plans for its business, products and technology; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Otonomy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2017, and Otonomy’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Canale Communications

Heidi Chokeir, Ph.D.

Senior Vice President

619.849.5377

heidi@canalecomm.com

Investor Inquiries

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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Otonomy, Inc.

Condensed Balance Sheet Data

(in thousands)

	As of September 30, 2017	As of December 31, 2016
	(unaudited)
Cash and cash equivalents	$16,877	$24,156
Short-term investments	117,431	172,222
Total assets	146,003	208,596
Total liabilities	13,565	15,859
Accumulated deficit	(346,017)	(274,720)
Total stockholders’ equity	132,438	192,737

Otonomy, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)
Product sales, net	$282	$321	$966	$410
Costs and operating expenses:
Cost of product sales	290	351	1,150	755
Research and development	10,761	15,944	36,660	46,558
Selling, general and administrative	10,548	11,884	35,387	37,725

Total costs and operating expenses	21,599	28,179	73,197	85,038

Loss from operations	(21,317)	(27,858)	(72,231)	(84,628)

Other income	319	286	934	617

Net loss	$(20,998)	$(27,572)	$(71,297)	$(84,011)

Net loss per share, basic and diluted	$(0.69)	$(0.91)	$(2.35)	$(2.81)

Weighted-average shares used to compute net loss per share, basic and diluted	30,314,155	30,173,915	30,280,267	29,878,040

Otonomy, Inc.

Reconciliation of GAAP to Non-GAAP Operating Expenses

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)
GAAP operating expenses
Research and development	$10,761	$15,944	$36,660	$46,558
Selling, general and administrative	10,548	11,884	35,387	37,725

Total GAAP operating expenses	21,309	27,828	72,047	84,283
Non-GAAP adjustments
R&D stock-based compensation expense	(823)	(790)	(3,167)	(2,215)
SG&A stock-based compensation expense	(2,424)	(2,501)	(7,285)	(7,034)
Rent abatement	(695)	—	(2,084)	—

Total non-GAAP adjustments	(3,942)	(3,291)	(12,536)	(9,249)

Non-GAAP operating expenses	$17,367	$24,537	$59,511	$75,034

Otonomy, Inc.

Reconciliation of 2017 GAAP to Non-GAAP Operating Expense Guidance

(in millions)

GAAP operating expenses	$95 - $100
Non-GAAP adjustments
Stock-based compensation expense	20
Rent abatement	2

Non-GAAP operating expenses	$73 - $78